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                                                                     EXHIBIT 8.1

               [FORM OF OPINION OF DAVIS POLK & WARDWELL REGARDING
                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES]

                                  212-450-4000


                    FORM OF OPINION OF DAVIS POLK & WARDWELL

                                          __________, 2002

Comcast Corporation
1500 Market Street
Philadelphia, Pennsylvania 19102

Ladies and Gentlemen:

     We have acted as counsel to Comcast Corporation, a Pennsylvania corporation ("COMCAST"), in connection with (i) the proposed Mergers, as defined and described in the Agreement and Plan of Merger dated as of December 19, 2001 (the "MERGER AGREEMENT") among AT&T Corp., a New York corporation ("AT&T"), AT&T Broadband Corp, a Delaware corporation and a wholly owned subsidiary of AT&T, Comcast, AT&T Comcast Corporation, a Pennsylvania corporation ("PARENT"), AT&T Broadband Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent and Comcast Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of Parent and (ii) the preparation and filing of the related Registration Statement on Form S-4 (the "REGISTRATION STATEMENT"), which includes the Joint Proxy Statement/Prospectus (the "JOINT PROXY STATEMENT/PROSPECTUS"), filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended.

     We have reviewed the Merger Agreement, the Joint Proxy Statement/Prospectus, the representation letters of Parent, Comcast and AT&T to us dated ______, 2002 and delivered to us for purposes of our opinion (the "REPRESENTATION LETTERS") and such other documents as we have deemed necessary or appropriate for purposes of our opinion. For purposes of this opinion we have assumed that (i) in all respects relevant to this opinion, the Mergers will be consummated in the manner described in the Merger Agreement and the Joint Proxy Statement/Prospectus and none of the terms or conditions contained therein have been or will be modified in any respect relevant to this opinion and (ii) the representations made to us in the Representation Letters are accurate and complete. The opinion expressed herein is based upon existing statutory, regulatory and judicial authority and administrative rulings, any of which may be changed at any time with retroactive effect. In addition, our opinion is based solely on the documents that we have examined and the statements contained in the Representation Letters, which we have assumed will be true as of the effective time of the Mergers. Our opinion cannot be relied upon if any of the facts pertinent to the U.S. federal income tax treatment of the Mergers stated in such documents or in such additional information is, or later becomes, inaccurate, or if any of the statements contained in the Representation Letters are, or later become, inaccurate.

     On the basis of the foregoing, we are of the opinion that the discussion set forth under the caption "Material Federal Income Tax Consequences - Material Federal Income Tax Consequences of the Mergers" in the Joint Proxy Statement/Prospectus accurately describes in all material respects the material United States federal income tax consequences of the Mergers, subject to the qualifications set forth in such discussion.

     In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the discussion of this opinion in the Joint Proxy Statement/Prospectus, to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "Material Federal Income Tax Consequences - Material Federal Income Tax Consequences of the Mergers" and "Legal Matters" in the Joint Proxy
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Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

     This opinion is being provided to you solely in connection with the Registration Statement and may not be relied upon, circulated, quoted or otherwise referred to for any other purpose.

                                            Very truly yours,